Registration No. 333-

As filed with the Securities and Exchange Commission on March 28, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Coherus BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	27-3615821
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(650) 649-3530

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Coherus BioSciences, Inc. 2014 Equity Incentive Award Plan

(Full Title of the Plan)

Dennis M. Lanfear

President and Chief Executive Officer

Coherus BioSciences, Inc.

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(650) 649-3530

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Benjamin A. Potter, Esq. Phillip S. Stoup, Esq. Latham & Watkins LLP 140 Scott Drive, Menlo Park, CA 94025 (650) 328-4600	Bryan McMichael Interim Chief Financial Officer 333 Twin Dolphin Drive, Suite 600 Redwood City, CA 94065 (650) 649-3530

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 4,488,610 shares of the Registrant’s common stock issuable under the Registrant’s 2014 Equity Incentive Award Plan (the “Plan”) for which Registration Statements of the Registrant on Form S-8 (File Nos. 333-200593, 333-203356, 333-209936, 333-216679, 333-222700, 333-229480, 333-236068, 333-251876, 333-262134 and 333-269291) are effective, as a result of the operation of an automatic annual increase provision in such Plan.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission on November 25, 2014 (File No. 333-200593), April 10, 2015 (File No. 333-203356), March 4, 2016 (File No. 333-209936), March 14, 2017 (File No. 333-216679), January 25, 2018 (File No. 333-222700), February 1, 2019 (File No. 333-229480), January 24, 2020 (File No. 333-236068), January 4, 2021 (File No. 333-251876), January 13, 2022 (File No. 333-262134) and January 18, 2023 (File No. 333-269291) are incorporated by reference herein.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit		Date Filed	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of Coherus BioSciences, Inc.	8-K	3.1		11/13/2014

4.2	Amended and Restated Bylaws of Coherus BioSciences, Inc.	8-K	3.1		11/18/2020

4.3	Specimen Common Stock Certificate.	S-1/A	4.2		10/24/2014

5.1	Opinion of Latham & Watkins LLP.					X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					X

23.2	Consent of Independent Registered Public Accounting Firm.					X

24.1	Power of Attorney (included in the signature page to this registration statement).					X

99.1(a)#	Coherus BioSciences, Inc. 2014 Equity Incentive Award Plan.	S-1/A	10.11		10/24/2014

99.1(b)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2014 Equity Incentive Award Plan.	S-1/A	10.11	(b)	11/4/2014

99.1(c)#	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2014 Equity Incentive Award Plan.	S-1/A	10.11	(c)	11/4/2014

99.1(d)#	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2014 Equity Incentive Award Plan.	S-1/A	10.11	(d)	11/4/2014

107	Filing Fee Table.					X

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California, on March 28, 2024.

COHERUS BIOSCIENCES, INC.

By:	/s/ Dennis M. Lanfear
Dennis M. Lanfear
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Dennis M. Lanfear and Bryan McMichael, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dennis M. Lanfear Dennis M. Lanfear	Chairman, President and Chief Executive Officer (Principal Executive Officer)	March 28, 2024

/s/ Bryan McMichael Bryan McMichael	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 28, 2024

/s/ Lee N. Newcomer Lee N. Newcomer	Director	March 28, 2024

/s/ Ali J. Satvat Ali J. Satvat	Director	March 28, 2024

/s/ Mark D. Stolper Mark D. Stolper	Director	March 28, 2024

/s/ Kimberly J. Tzoumakas Kimberly J. Tzoumakas	Director	March 28, 2024

/s/ Mats Wahlström Mats Wahlström	Director	March 28, 2024

/s/ Charles Newton Charles Newton	Director	March 28, 2024

/s/ Michael Ryan Michael Ryan	Director	March 28, 2024

/s/ Jill O’Donnell-Tormey Jill O’Donnell-Tormey	Director	March 28, 2024

/s/ Georgia Erbez Georgia Erbez	Director	March 28, 2024